Exhibit 2.3

                              CERTIFICATE OF MERGER
                                       of
                          RIVER ROAD REALTY CORPORATION
                                      into
                             BAYOU STEEL CORPORATION
                            (a Delaware corporation)

            It is hereby certified that:

            1. Bayou Steel Corporation (hereinafter called the "Corporation") is a corporation of the State of Delaware, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction by the procedure prescribed by Section 12:112 of the Business Corporation Law of the State of Louisiana.

            2. Bayou Steel Corporation, as the owner of all of the outstanding shares of River Road Realty Corporation, hereby merges into itself the River Road Realty Corporation, which is a business corporation of the State of Louisiana, and which is subject to the provisions of the Business Corporation Law of the State of Louisiana.

            3. Attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Corporation on February 17, 2004, effecting the merger. Such resolutions were adopted pursuant to Section 253 of the Delaware General Corporation Law and such resolutions have not been repealed or amended and are in full force and effect as of the date hereof.

      [Remainder of page intentionally left blank; signature page follows]

Signed on this, the 17th day of February, 2004.

                                        BAYOU STEEL CORPORATION


                                        BY: /s/ Jerry M. Pitts
                                            ------------------------------------
                                                Jerry M. Pitts
                                                President and Chief Operating
                                                Officer


                                        BY: /s/ Richard J. Gonzalez
                                                Richard J. Gonzalez
                                                Vice President, Chief Financial
                                                Officer, Treasurer and Secretary

Certificate of Merger--RRRC (LA)

                                    EXHIBIT A

                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                                       OF
                             BAYOU STEEL CORPORATION

Merger of River Road Realty Corporation with and into Bayou Steel Corporation

      RESOLVED, that the merger of River Road Realty Corporation, a Louisiana corporation ("RRRC") with and into Bayou Steel Corporation, a Delaware corporation (the "Company") pursuant to the provisions of Section 253(a) of the General Corporation Law of the State of Delaware and Section 12:112 of the Louisiana Business Corporation Law (the "Merger"), whereupon the separate existence of RRRC shall cease and the existence of the Company shall continue under Delaware law, with the Company assuming all of the obligations and liabilities of RRRC, is hereby approved.

      RESOLVED, that the Merger shall be effective as of 11:59 p.m. Eastern time on February 17, 2004 (the "Merger Effective Time"),

      RESOLVED, that the Certificate of Incorporation, Bylaws and directors and officers of the Company immediately prior to the Merger Effective Time shall, at and immediately after the Merger Effective Time, be the respective Certificate of Incorporation, Bylaws and directors and officers of the Company as the surviving corporation of the Merger;

      RESOLVED, that each issued and outstanding share, and each share held in the treasury, of capital stock of RRRC shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled without any conversion or issuance of any shares of capital stock of the Company with respect thereto; and that no shares of the Company shall be issued or exchanged and no consideration shall be given for shares of RRRC.

      RESOLVED, that the Merger may be terminated at any time prior to the Merger Effective Time by action of the Directors of the Company.

      RESOLVED, that any officer of the Company is hereby authorized and directed to make and execute a Certificate of Ownership and Merger to merge RRRC into the Company, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of Delaware and Louisiana, necessary or proper to effect this merger.

Certificate of Merger--RRRC (LA)

STATE OF          )
                  ) SS.:
COUNTY OF         )

            On this ______ day of ______________, 2004, before me, the subscriber, a Notary Public duly appointed to take proof and acknowledgment of deeds and other instruments, came _________________________ and _____________________________, to me personally known to be the individuals described in and who signed the preceding Certificate of Merger and who acknowledged to me the signing of the same, and each being by me duly sworn, deposeth and saith that (s)he, _________________, signed the preceding Certificate of Merger as (Vice) President of Bayou Steel Corporation, and that
(s)he, _________________, signed the preceding Certificate of Merger as (Assistant) Secretary of said corporation.

            IN TESTIMONY WHEREOF, I hereunto set my hand and affix my official seal at ____________________, 2004, on the day and year first above written.


________________________________
Notary Public